FULL RECOURSE PROMISSORY NOTE


$145,200.00                                                     January 10, 2002


     FOR VALUE RECEIVED, this Promissory Note (this "Note") is made by Charlie Federico, an individual (the "Borrower"), and Orthofix International N.V., a Netherlands Antilles corporation (the "Payee").

     1. Payment. The Borrower hereby promises to pay the Payee at its principal offices at 7 Abraham de Veerstraat, Curacao, Netherlands, Antilles, or such other place as the Payee may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds together with interest from the date of this Note on the unpaid principal balance, the principal sum of One Hundred Forty Five Thousand Two Hundred and No/100 Dollars ($145,200.00), upon the terms and conditions specified below.

     2. Term. The principal balance of this Note, together with interest accrued and unpaid to date, shall be due and payable at the close of business on January 10, 2007.

     3. Rate of Interest. Interest shall accrue under this Note on any unpaid principal balance at the lesser of the rate per annum of 3.97%, compounded annually, or the Highest Lawful Rate (as defined below). From and after the occurrence of an Event of Default (as defined below), the indebtedness evidenced by this Note shall bear interest at a rate per annum equal to the lesser of 18% or the Highest Lawful Rate until paid in full or such Event of Default is waived. Notwithstanding the foregoing, in no event shall the interest rate hereunder exceed the Highest Lawful Rate. "Highest Lawful Rate" means, at any given time during which indebtedness shall be outstanding hereunder, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged, or received on the indebtedness evidenced by this Note under the laws of the United States of America and the State of Texas applicable thereto that are presently in effect or, to the extent allowed by law, under such applicable laws of the United States of America and the State of Texas that may hereafter be in effect and that allow a higher maximum nonusurious interest rate than applicable laws now allow, in any case after taking into account, to the extent required by applicable law, any and all relevant payments or charges under this Note and any documents executed in connection herewith.

     4. Prepayment. Prepayment of principal and interest may be made at any time without penalty, provided, however, that any such optional prepayment shall be applied to accrued interest and then to the unpaid principal amount of this Note.

     5. Events of Default. The entire unpaid principal sum and unpaid interest under this Note shall become immediately due and payable, without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest or other formalities of any kind, all of which are hereby expressly waived by Borrower, upon the occurrence of any of the following events of default (each, an "Event of Default"):

          (a) when the Borrower ceases to be employed by, or an officer or director of, the Payee for any reason;

          (b) the failure of the Borrower to pay when due the principal balance and accrued interest on this Note and the continuation of such default;



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          (c) the insolvency of the Borrower, the commission of an act of bankruptcy by the Borrower, the execution by the Borrower of a general assignment for the benefit of creditors, or the filing by or against the Borrower of a petition in bankruptcy or a petition for relief under the provisions of the federal bankruptcy act or another state or federal law for the relief of debtors and the continuation of such petition without dismissal for a period of ninety (90) days or more; or

          (d) the occurrence of a material breach or Event of Default under the Stock Pledge Agreement securing this Note or any obligation secured thereby.

     6. Security. Payment of this Note, including principal, interest and fees and costs payable pursuant hereto, shall be secured by a Stock Pledge Agreement to be executed and delivered by the Borrower and covering certain shares of common stock of OrthoRx, Inc., a Delaware corporation. The Borrower, however, shall remain personally liable for payment of this Note, and assets of the Borrower, in addition to the collateral under the Stock Pledge Agreement, may be applied to the satisfaction of the Borrower's obligations hereunder, provided that the Payee shall initially use the collateral under the Stock Pledge Agreement before using the other assets of the Borrower as a means of satisfying the Borrower's obligations hereunder.

     7. Collection. If action is instituted to collect under this Note, the Borrower promises to pay all costs and expenses (including reasonable attorneys' fees) incurred in connection with such action.

     8. Waiver. No previous waiver and no failure or delay by the Payee or the Borrower in acting with respect to the terms of this Note or the Stock Pledge Agreement shall constitute a waiver of any breach, default or failure of condition under this Note, the Stock Pledge Agreement or the obligations secured thereby. A waiver of any term of this Note, the Stock Pledge Agreement or of any of the obligations secured thereby must be made in writing and signed by a duly authorized officer of the Payee and shall be limited to the express terms of such waiver.

     The Borrower hereby expressly waives presentment and demand for payment at such time as any payments are due under this Note.

     9. Conflicting Agreements. In the event of any inconsistencies between the terms of this Note and the terms of any other document related to the indebtedness evidenced by this Note, the terms of this Note shall prevail.

     10. Severability. If any provision of this Note shall be held to be unenforceable by a court of competent jurisdiction, such provisions shall be severed from this Note and the remainder of this Note shall continue in full force and effect.

     11. Entirety. This Note (along with the other documents and instruments executed and delivered pursuant thereto) represents the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

     12. Governing Law; Venue. THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS Of THE STATE OF TEXAS, EXCLUDING ITS CONFLICTS OF LAW PROVISIONS. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS NOTE OR ANY OTHER RELATED DOCUMENT SHALL BE BROUGHT IN ANY TEXAS STATE OR FEDERAL COURT SITTING IN COLLIN COUNTY, TEXAS, AND, BY EXECUTION AND

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DELIVERY OF THIS NOTE, BORROWER HEREBY ACCEPTS FOR HIMSELF AND 1N RESPECT OF
THE COLLATERAL (AS DEFINED IN THE STOCK PURCHASE AGREEMENT), GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, THAT HE MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

     13. Waiver of Jury Trial. BORROWER AGREES THAT HE WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY BORROWER OR PAYEE AGAINST THE OTHER PARTY ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS NOTE OR THE STOCK PLEDGE AGREEMENT.

     14. Notices. Except as otherwise provided herein, any notice or demand that, by the provisions hereof, is required or that may be given to or served upon the Payee or Borrower will be made at the respective addresses and in the manner provided in the Stock Pledge Agreement.

     15. Successors and Assigns. This Note will be binding upon Borrower and his successors and permitted assigns (including, without limitation, a receiver, trustee or debtor-in-possession of or for the Borrower) and will inure to the benefit of payee and its successors and assigns. Borrower may not assign his rights or obligations hereunder without the prior written consent of Payee, in Payee's sole discretion. Payee may assign all or a part of its interest in this Note and its rights hereunder to any party.




                                       /s/ Charlie Federico
                                       ----------------------------------
                                       Signature of Borrower

                                       Charlie Federico
                                       ----------------------------------
                                       Printed Name of Borrower

                                       Address: 19323 Peninsula Shores Drive
                                                ----------------------------
                                                Cornelius NC  28031
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